Exhibit 99.1

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

EnteroMedics Extends Neuroblocking Technology Research and Development

Collaboration

ST. PAUL, Minn., March 17, 2010 – EnteroMedics Inc. (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity and other gastrointestinal disorders, announced today that it has extended its 2005 collaboration agreement with the Mayo Clinic for an additional two years. The collaboration will continue to focus on the research and development of vagal-blocking technology for the treatment of obesity and other gastrointestinal disorders. EnteroMedics will retain exclusive rights to obesity-related devices developed through this collaboration. Mayo Clinic has licensed technology to EnteroMedics and holds equity in the Company.

“Mayo Clinic is one of the leading authorities on the treatment of obesity,” stated President and CEO Mark B. Knudson, Ph.D., of EnteroMedics. “We value the long-term relationship that exists between EnteroMedics and Mayo. This extension allows us to continue collaborating with the Mayo Clinic as we look to advance the Maestro RC System into the pivotal phase of development.”

About EnteroMedics Inc.

EnteroMedics is a development stage medical device company focused on the design and development of devices that use neuroblocking technology to treat obesity and other gastrointestinal disorders. EnteroMedics’ proprietary neuroblocking technology, VBLOC® vagal blocking therapy, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. These electrical impulses are delivered by a neuroregulator which is powered either by an external controller (Maestro RF System) or an integrated rechargeable battery (EnteroMedics’ next-generation Maestro RC System). EnteroMedics is currently conducting a feasibility study examining VBLOC Therapy’s effects on blood glucose levels in diabetic patients outside of the United States. For more information, visit www.enteromedics.com.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations; our losses since inception and for the foreseeable future; our lack of regulatory approval for our Maestro® System for the treatment of obesity; our preliminary findings from our EMPOWER™ pivotal trial; our ability to comply with the Nasdaq continued listing requirements; our ability to commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC® vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; potential healthcare legislative reform and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Company’s Form 10-K dated March 12, 2009. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution-Investigational device. Limited by U.S. Federal law to investigational use.

The implantation procedure and usage of the Maestro ® System carry some risks, such as the risk generally associated with laparoscopic procedures and those related to treatment as described in the EMPOWER clinical trial informed consent.

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